Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of CyberArk Software Ltd. filed on March 16, 2017 of our report dated March 16, 2017, with respect to the consolidated financial statements and effectiveness of internal control over financial reporting included in the annual report on Form 20-F for the year ended December 31, 2016, filed with the Commission.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 16, 2017	Kost Forer Gabbay & Kasierer
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